Exhibit 10.3(a)

DIRECTORS AND OFFICERS WHO EXECUTED INDEMNIFICATION AGREEMENTS DATED AS OF AUGUST 3, 2018

Frank Filipps

Stewart Koenigsberg

Richard Pickup

Thomas Akin

George Mangiaracina

Brian Kuelbs

Ron Morrison